Exhibit 99.1

For Immediate Release

Contact:
Erin Leventhal
Kintera Inc.
erin.leventhal@kintera.com
Office: 858-795-8979

Richard N. LaBarbera Named Kintera President

Alfred R. Berkeley Elected to Chairman of the Board of Directors;

Harry E. Gruber to Remain Kintera CEO and Director

SAN DIEGO – Feb. 9, 2007 – Kintera Inc. (NASDAQ: KNTA) today announced that Richard N. LaBarbera has been named Kintera’s president. LaBarbera joined Kintera as chief operating officer in February 2006. He previously served as senior vice president and general manager of Sybase, Inc.’s (NYSE: SY) enterprise solutions division, which was responsible for approximately $800 million of Sybase revenue.

Alfred R. Berkeley III has been elected to chairman of Kintera’s board of directors. Berkeley joined Kintera as director in September 2003. Harry E. Gruber, M.D. will remain Kintera’s CEO and serve on the board of directors. Berkeley previously served as president of NASDAQ Stock Market Inc. and was later appointed vice chairman of NASDAQ.

In addition, Allen B. Gruber, M.D. has resigned from Kintera’s Board of Directors to focus on internal and operational functions within the company. Allen Gruber currently serves as Kintera’s chief product officer.

“Richard LaBarbera has demonstrated considerable effectiveness and expertise in his role as Kintera’s chief operating officer, and we look forward to what he will accomplish as Kintera’s president,” said Harry Gruber. “In addition, we are grateful to Allen Gruber for the guidance he has provided since the company’s inception, and greatly value the contributions he will be making in the client-facing, internal and operational areas of the business.”

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors - providing giving convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation.

More than 15,000 accounts in the nonprofit, government and corporate sectors use Kintera’s “software as a service” innovations, including Kintera Sphere™, an enterprise-grade software platform that provides a secure, scalable and reliable system for contact relationship management (CRM), a Web content management system (CMS), eMarketing and directed giving applications. Additionally, Kintera FundWare® provides award-winning financial management software developed for nonprofit organizations and governments.

For more information about Kintera’s software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, The Giving Experience, GivingFund, LiquidScore and FundWare are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries. Kintera Sphere LiquidScore future availability and pricing will be dependent on future costs and commercial availability of appropriate data.

9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Forward-Looking Statements In addition to historical information, this press release contains forward-looking statements (including, without limitation, express or implied statements regarding the growth in the market for software solutions designed for nonprofit organizations) that involve risks and uncertainties. These forward-looking statements represent our estimates and assumptions only as of the date hereof. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; our ability to market new products and enhancements; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com